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                                                                    EXHIBIT 4(e)

THE COMMON STOCK OPTION REPRESENTED BY THIS AGREEMENT (THE "OPTION") AND THE SHARES OF COMMON STOCK ISSUABLE UPON THE EXERCISE HEREOF (THE "OPTION SHARES") HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR THE LAWS OF ANY OTHER JURISDICTION AND MAY NOT BE SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF IN ANY MANNER (1) WITHOUT REGISTRATION UNDER THE ACT AND IN COMPLIANCE WITH THE LAWS OF ANY APPLICABLE JURISDICTIONS; OR (2) AN OPINION OF COUNSEL (IN FORM AND SUBSTANCE ACCEPTABLE TO ADVANCED VIRAL RESEARCH CORP.) THAT REGISTRATION IS NOT REQUIRED.



                          ADVANCED VIRAL RESEARCH CORP.

                        COMMON STOCK OPTION AND AGREEMENT

         THIS COMMON STOCK OPTION (the "Option") for a total of 5,000,000 shares (the "Option Shares") of common stock, par value $.00001 per share (the "Common Stock"), of Advanced Viral Research Corp., a Delaware corporation (the "Company"), is hereby granted by the Company to Plata Partners Limited Partnership, a Michigan limited partnership (the "Optionee"), pursuant to that certain Agreement between the Company and Optionee dated March 20, 1992, at the price and subject to the terms and conditions contained herein.

         1. Exercise of Option.

            (a) Time and Price. At any time, and from time to time, for a period of fifteen (15) months, commencing on the date hereof and ending at 4:00 p.m. on July 19, 1994, Optionee shall be entitled to exercise in whole or in part, the Option at the exercise price of $.10 for each Option Share.

                (i) The Option granted hereunder shall be deemed exercised when Optionee shall indicate his decision to do so in writing to the Company in accordance with paragraph 1(b) hereof, and shall at the same time tender to the Company payment in full for the Option Shares in accordance with paragraph 1(c) hereof.

            (b) Method of Exercise. The Option shall be exercisable by a written notice which shall:

                (i) state the election to exercise the Option, the person in whose name the stock certificate(s) for such shares of Common Stock is to be registered, his address and social security number (or if more than one, the names, addresses and social security numbers of such persons);

                (ii) be signed by the person or persons entitled to exercise the Option and, if the Option is being exercised by any person(s) other than the Optionee be accompanied by proof, satisfactory to counsel for the Company, of the right of such person(s) to exercise the Option; and
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                           (iii) be delivered in person or by certified mail to
the Company.

                  (c) Payment. Payment of the purchase price for the Option Shares shall be by certified or bank cashier's check.

                  (d) Restriction on Exercise. Notwithstanding anything contained herein to the contrary, this Option may not be exercised if the issuance of the Option Shares would constitute a violation of any applicable federal or state securities laws or other applicable laws or regulations. As a condition to the exercise of the Option, the Company may require the person exercising the Option to make such representations and agree to such covenants as may be required by any applicable law or regulation.

         2. Optionee's or Successor's Rights as Stockholders. Neither the Optionee nor his successor(s) in interest, as permitted hereunder, shall have any rights as a stockholder of the Company with respect to any Option Shares until Optionee or his successors in interest becomes a beneficial holder of the Option Shares and receives from the Company or its duly authorized agent a certi ficate or certificates representing the Option Shares. Optionee may not transfer the Option without the Company's prior written consent.

         3. No Registration. Optionee understands that the Option granted hereby and the Option Shares underlying the Option have not been registered under the Securities Act of 1933, as amended (the "Act") or any other applicable state's securities laws in reliance upon applicable exemptions from such registration and may be transferred only pursuant to such securities laws.

         4. Investment Intent. The Option and the Option Shares contemplated to be acquired pursuant to the exercise of the Option are being and shall be acquired by Optionee solely for investment purposes and not for the account of any other person and not for distribution, assignment or resale to others. No other person has a direct or indirect beneficial interest in the Option or the Option Shares. Optionee has not subdivided the beneficial ownership of the Option or the Option Shares with any other person.

         5. Transfer to Comply with the Securities Act of 1933. Neither the Option nor the Option Shares may be offered or sold except in compliance with the Act, and the laws of any applicable jurisdiction. The Company shall cause a legend in substantially the form that follows to be set forth on the certificate representing the Option Shares.

                  THE SHARES OF COMMON STOCK REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR THE LAWS OF ANY OTHER JURISDICTION AND MAY NOT BE SOLD, TRANSFERRED, PLEDGED,


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                  HYPOTHECATED OR OTHERWISE DISPOSED OF IN ANY MANNER WITHOUT
                  (1) REGISTRATION UNDER THE ACT AND THE LAWS OF ANY APPLICABLE JURISDICTION; OR (2) AN OPINION OF COUNSEL (IN FORM AND SUBSTANCE ACCEPTABLE TO ADVANCED VIRAL RESEARCH CORP.) THAT REGISTRATION IS NOT REQUIRED.


         6. Review and Evaluation of Information Regarding the Company. Optionee hereby warrants to the Company as follows:

                  (a) Optionee has, together with his financial advisors, if any, have had access to any relevant information and documents desired; have had the opportunity to ask questions of and receive answers from any person authorized to act on behalf of the Company concerning any aspect of the Company, including but not limited to, the merits of accepting the Option; are in receipt of (i) that certain prospectus of the Company dated June 9, 1992; (ii) the Company's Report on Form 10-K for the fiscal year ended December 31, 1992; and (iii) all other requested documents and information regarding the Company (collectively the "Information").

                  (b) Optionee together with his financial advisors, if any, represent that they have carefully read, are familiar with and fully understand the Information including all documents referred to therein, and have consulted with such other advisors as they have deemed necessary and appropriate in making the decision to acquire the Option. Optionee fully represents that, after a careful review of the Information, including all documents referred to therein, Optionee accepts the Option.

         7. Financial Experience. Optionee is sufficiently experienced in financial and business matters to be capable of evaluating the merits and risks of his acceptance of the Option, or if Optionee has utilized the services of a financial advisor, together they are sufficiently experienced in financial and business matters that they are capable of evaluating the merits and risks of Optionee's acceptance of the Option.

         8. Accredited Investor. Unless this section is crossed out, Optionee is an "accredited investor" as such term is defined at Rule 501 promulgated under the Act, a copy of which definition is attached hereto and incorporated by reference hereby as Exhibit "1."

         9. Residency. Optionee is a limited partnership organized under the laws of the State of Michigan.

         10. MISCELLANEOUS.

                  (a) Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto with respect to the


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subject matter hereof and supersedes all prior negotiations, understandings, agreements, arrangements and understandings, both oral and written, among the parties hereto with respect to such subject matter.

                  (b) Amendment. This Agreement may not be amended or modified in any respect, except by the mutual written agreement of the parties hereto.

                  (c) No Third Party Beneficiary. Nothing expressed or implied in this Agreement is intended, or shall be construed, to confer upon or give any person, firm, corporation, partnership, association or other entity, other than the parties hereto and their respective successors and assigns, any rights or remedies under or by reason of this Agreement.

                  (d) Waivers and Remedies. The waiver by any of the parties hereto of any other party's prompt and complete performance, or breach or violation, of any provision of this Agreement shall not operate nor be construed as a waiver of any subsequent breach or violation, and the waiver by any of the parties hereto to exercise any right or remedy which it may possess hereunder shall not operate nor be construed as a bar to the exercise of such right or remedy by such party upon the occurrence of any subsequent breach or violation.

                  (e) Severability. The invalidity of any one or more of the words, phrases, sentences, clauses, sections or subsections contained in this Agreement shall not affect the enforceability of the remaining portions of this Agreement or any part hereof, all of which are inserted conditionally on their being valid in law, and, in the event that any one or more of the words, phrases, sentences, clauses, sections or subsections contained in this Agreement shall be declared invalid by a court of competent jurisdiction, this Agreement shall be construed as if such invalid word or words, phrase or phrases, sentence or sentences, clause or clauses, section or sections, or subsection or subsections had not been inserted.

                  (f) Descriptive Headings. Descriptive headings contained herein are for convenience only and shall not control or affect the meaning or construction of any provision of this Agreement.

                  (g) Counterparts. This Agreement may be executed in any numbers of counterparts and by the separate parties hereto in separate counterparts, each of which shall be deemed to be one and the same instrument.

                  (h) Notices. All notices, consents, requests, instructions, approvals and other communications provided for herein and all legal process in regard hereto shall be in writing and shall be deemed to have been duly given, when delivered by hand or three (3) days after deposited in the United States mail, by registered or


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certified mail, return receipt requested, postage prepaid, as follows:

         If to the Company:  Advanced Viral Research Corp.
                             848 Brickell Avenue
                             Suite 415
                             Miami, Florida 33131
                             Attention: William Bregman,
                                        Secretary/Treasurer

         With a copy to:     Charles J. Rennert, Esq.
                             Hornsby, Sacher, Zelman &
                             Stanton, P.A.
                             1110 Brickell Avenue
                             Penthouse
                             Miami, Florida 33131

         If to Optionee:     Plata Partners Limited Partnership
                             3933 Fort Street
                             Lincoln Park, Michigan 48146
                             Attn: Chuck Miller


or to such other address as any party hereto may from time to time designate in writing delivered in a like manner.

                  (i) Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. None of the parties hereto shall assign any of its rights or obligations hereunder.

                  (j) Applicable Law. This Agreement shall be governed by, and shall be construed, interpreted and enforced in accordance with the laws of the State of Florida.

                  (k) Expenses. Each of the parties hereto agrees to pay all of the respective expenses incurred by it in connection with the negotiation, preparation, execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby.


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                  (l) Agent. Neither party is hereby constituted an agent or legal representative of the other party hereto and neither is granted any right or authority hereunder to assume or create any obligation, express or implied, or to make any representation, covenant, warranty, or guaranty, except as expressly granted or made in this Agreement.

DATE OF GRANT: 4/20, 1993

                                        ADVANCED VIRAL RESEARCH CORP.



                                        By:  /s/ William Bregman
                                           --------------------------
                                           Authorized Representative

(CORPORATE SEAL)

Attest: /s/ Bernard Friedland
       -----------------------

Agreed and Accepted this
20 day of April 1993

----------------------------------
PLATA PARTNERS LIMITED PARTNERSHIP



By:  /s/ Charles E. Miller
    --------------------------
    Authorized Representative




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                                   EXHIBIT "1"

                         ACCREDITED INVESTOR DEFINITION


         As defined in Rule 501 promulgated under the Securities Act of 1933, as amended (the "Act"), "accredited investors" include: (1) any bank as defined in section 3(a)(2) of the Act, or any savings and loan association or other institution as defined in section 3(a)(5)(A) of the Act whether acting in its individual or fiduciary capacity; any broker or dealer registered pursuant to section 15 of the Securities Exchange Act of 1934; any insurance company as defined in section 2(13) of the Act; any investment company registered under the Investment Company Act of 1940 or a business development company as defined in section 2(a)(48) of that Act; any Small Business Investment Company licensed by the U.S. Small Business Administration under section 301(c) or (d) of the Small Business Investment Act of 1958; any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of the state or its political subdivisions, for the benefit of its employees, if such plan has total assets of $5,000,000; any employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974, if the investment decision is made by a plan fiduciary, as defined in section 3(21) of such Act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors; (2) any private business development company as defined in section 202(a)(22) of the Investment Advisers Act of 1940;
(3) any organization described in Section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the Common Stock offered, with total assets in excess of $5,000,000; (4) any director, executive officer, or general partner of the issuer of the securities being offered or sold, or any director, executive officer or general partner of a general partner of that issuer; (5) any natural person whose individual net worth, or joint net worth with that person's spouse, at the time of his purchase exceeds $1,000,000; (6) any natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person's spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year; (7) any trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the Common Stock offered, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) of the Act; and (8) any entity in which all of the equity owners are accredited investors.


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